UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2022, The Hain Celestial Group, Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to its Fourth Amended and Restated Credit Agreement, dated December 22, 2021 (the “Credit Agreement”), by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.

Pursuant to the First Amendment, during the period from the effectiveness of the First Amendment through December 31, 2023 or the Company’s earlier election (the “Relief Period”), the Company’s maximum consolidated secured leverage ratio increased to 5.00 to 1.00. Following the Relief Period, the Company’s maximum consolidated secured leverage ratio will be 4.25 to 1.00, subject to possible temporary increase following certain corporate acquisitions.

The First Amendment replaces the Eurodollar Rate with the Secured Overnight Financing Rate, plus a credit spread adjustment of 0.10% (as adjusted, “Term SOFR”). During the Relief Period, loans under the Credit Agreement will bear interest at (a) Term SOFR plus 2.0% per annum or (b) the Base Rate plus 1.0% per annum. Following the Relief Period, Loans will bear interest at rates based on (a) Term SOFR plus a rate ranging from 0.875% to 1.750% per annum or (b) the Base Rate plus a rate ranging from 0.00% to 0.750% per annum, the relevant rate in each case being the Applicable Rate. The Applicable Rate following the Relief Period will be determined in accordance with a leverage-based pricing grid, as set forth in the Credit Agreement as amended by the First Amendment.

Unless otherwise defined in the forgoing description, capitalized terms shall have the meaning set forth in the Credit Agreement, as amended by the First Amendment. The forgoing description of the First Amendment is not complete and is qualified in its entirety by the terms and provisions of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment, dated December 16, 2022, to the Fourth Amended and Restated Credit Agreement, dated December 22, 2021, by and among the Company, the Lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2022

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Christopher J. Bellairs
Name:	Christopher J. Bellairs
Title:	Executive Vice President and Chief Financial Officer